Exhibit 1.1

SmartStop Self Storage REIT, Inc.

[●] Shares

Common Stock

($0.001 par value)

Underwriting Agreement

New York, New York

[●], 2025

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

KeyBanc Capital Markets Inc.

BMO Capital Markets Corp.

Truist Securites, Inc.

As Representatives of the several Underwriters,

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

c/o KeyBanc Capital Markets Inc.

127 Public Square, 7th Floor

Cleveland, Ohio 44114

c/o BMO Capital Markets Corp.

151 W. 42nd Street

New York, New York 10036

c/o Truist Securities, Inc.

3333 Peachtree Road NE, 11th Floor

Atlanta, Georgia 30326

Ladies and Gentlemen:

SmartStop Self Storage REIT, Inc., a corporation organized under the laws of Maryland (the “Company”), and SmartStop OP, L.P., a Delaware limited partnership (the “Operating Partnership” and, together with the Company, the “Transaction Entities”), propose to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, [●] shares of common stock, $0.001 par value (“Common Stock”) of the Company (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to [●] additional shares of Common Stock solely to cover over-allotments, if any (the “Option Securities;” the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

J.P. Morgan Securities LLC (the “Directed Share Underwriter”) has agreed to reserve a portion of the Securities to be purchased by it under this underwriting agreement (this “Agreement”), up to [●] Securities, for sale to (i) certain of the Company’s directors, officers, and employees; and (ii) friends and family members of certain of the Company’s directors, officers and employees; (collectively, “Participants”), as set forth in the Prospectus (as hereinafter defined) under the heading “Underwriting—Directed Share Program” (the “Directed Share Program”). The Securities to be sold by the Directed Share Underwriter and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares.” Any Directed Shares not orally confirmed for purchase by any Participant by [●] [A/P].M., New York City time on the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

As used in this Agreement, the “Registration Statement” means the registration statement referred to in paragraph 1(a) hereof, including the exhibits, schedules and financial statements and any prospectus or prospectus supplement relating to the Securities that is filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and deemed part of such registration statement pursuant to Rule 430A under the Securities Act (“Rule 430A”), as amended at the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), and, in the event any post-effective amendment thereto or any registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b) Registration Statement”) becomes effective prior to the Closing Date (as defined in Section 3 hereof), shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be; the “Effective Date” means each date and time that the Registration Statement, any post-effective amendment or amendments thereto or any Rule 462(b) Registration Statement became or becomes effective; the “Preliminary Prospectus” means any preliminary prospectus referred to in paragraph 1(a) hereof and any preliminary prospectus included in the Registration Statement at the Effective Date that omits information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A (the “Rule 430A Information”); and the “Prospectus” means the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”) after the Execution Time.

As used in this Agreement, the “Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, (ii) any issuer free writing prospectus, as defined in Rule 433 under the Securities Act (an “Issuer Free Writing Prospectus”), identified in Schedule II hereto, (iii) the pricing information set forth on Schedule II hereto and (iv) any other free writing prospectus, as defined in Rule 405 under the Securities Act (a “Free Writing Prospectus”), that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

1. Representations and Warranties. Each of the Transaction Entities, jointly and severally, represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company has prepared and filed with the SEC a registration statement (file number 333-264449) on Form S-11, including a related preliminary prospectus, for the registration of the offering and sale of the Securities under the Securities Act. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will file with the SEC a Prospectus in accordance with Rule 424(b) after the Execution Time. As filed, the Prospectus shall comply in all material respects with the Securities Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all material respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. No order suspending the effectiveness of the Registration Statement has been issued by the SEC, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been initiated or threatened by the SEC.

(b) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the rules thereunder; on the Effective Date, at the Execution Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Transaction Entities make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Transaction Entities by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(c) (i) The Disclosure Package, (ii) each electronic road show, when taken together as a whole with the Disclosure Package, and (iii) any individual Written Testing-the-Waters Communication, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Transaction Entities by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Securities Act.

(d) (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act (“Rule 405”)), without taking account of any determination by the SEC pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e) The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto.

(f) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(g) The interactive data in the eXtensible Business Reporting Language (“XBRL”) included as an exhibit to the Registration Statement fairly presents in all material respects the information required by, and has been prepared in all material respects in accordance with, the SEC’s rules and guidelines applicable thereto.

(h) Each of the Company and its subsidiaries (other than the Operating Partnership) has been duly incorporated, formed or organized, as applicable, and is validly existing as a corporation, limited partnership, limited liability company or other type of entity or organization, as applicable, in good standing under the laws of the jurisdiction in which it is incorporated, formed or organized, as applicable, with full corporate, limited partnership, limited liability company or similar entity or organizational power and authority, as applicable, to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation, limited partnership, limited liability company or other type of entity or organization, as applicable, and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so qualify or to be in good standing would not reasonably be expected, singly or in the aggregate, to have a material adverse effect on (i) the Transaction Entities’ performance of this Agreement or the consummation by the Transaction Entities of any of the transactions contemplated hereby or (ii) the condition (financial or otherwise), results of operations, prospects, earnings, business or Properties of the Transaction Entities and their respective subsidiaries, taken as a whole (collectively, a “Material Adverse Effect”).

(i) The Operating Partnership has been duly formed, is validly existing as a limited partnership in good standing under the laws of the jurisdiction of its formation with full limited partnership power and authority to own or lease, as they case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign limited partnership and is in good standing under the laws of each jurisdiction which requires such qualification except where the failure to so qualify or to be in good standing would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect. The Operating Partnership is the only “significant subsidiary,” as such term is defined in Rule 1-02 of Regulation S-X, of the Company (“Regulation S-X”).

(j) The Company, as the sole general partner of the Operating Partnership, has the power and authority to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement.

(k) The Third Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated as June 28, 2019 (as amended or supplemented from time to time, the “Operating Partnership Agreement”), is in full force and effect and, at the Closing Date (as defined herein) or any settlement date, as the case may be, the aggregate percentage interests of the Company in the Operating Partnership will be as set forth in the Registration Statement, the Disclosure Package and the Prospectus (or any supplement thereto); provided that, to the extent any portion of the Underwriters’ option to purchase the Option Securities is exercised hereunder, the aggregate percentage interests of the Company in the Operating Partnership will be adjusted accordingly. At the Closing Date or any settlement date, as the case may be, the Company will contribute the proceeds from the sale of the Underwritten Securities and, to the extent any portion of the Underwriters’ option is exercised, the Option Securities, to the Operating Partnership in exchange for a number of units of limited partnership interest (“OP Units”) equal to the number of Underwritten Securities and Option Securities issued. All of the Underwritten Securities and Option Securities sold by the Company hereunder have been duly authorized, and when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and the issuance of the Securities is not subject to any preemptive or similar rights. The Underwritten Securities and Option Securities conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus. All of the OP Units issued to the Company in consideration of the contribution of the proceeds from the sale of the Underwritten Securities and the Option Securities (if any) have been duly authorized and, at the Closing Date or any settlement date, as the case may be, will be duly and validly authorized and issued, owned by the Company free and clear of all liens, encumbrances, or claims, (except for any such liens, encumbrances, or claims arising under the Operating Partnership Agreement and applicable federal and state securities laws), and none of such OP Units will be issued in violation of any preemptive rights, resale rights, rights of first offer or refusal or other similar rights. The terms of the OP Units conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, (A) no OP Units are reserved for any purpose, (B) there are no outstanding securities convertible into or exchangeable for any OP Units or any other ownership interests of the Operating Partnership and (C) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for OP Units or any other ownership interests of the Operating Partnership.

(l) The Company has an authorized capitalization as set forth in the Registration Statement, Disclosure Package and the Prospectus and all the outstanding shares of capital stock or other equity interests, as applicable, of the Transaction Entities and their respective subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable (to the extent such concepts apply to the equity interests of such subsidiaries that are not corporations), and, except as otherwise set forth in the Registration Statement, the Disclosure Package and the Prospectus, all outstanding shares of capital stock or other equity interests, as applicable, of the subsidiaries are owned by the Transaction Entities either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(m) There is no contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Preliminary Prospectus and the Prospectus under the headings “Prospectus Summary—Our Tax Status,” “Federal Income Tax Considerations,” “Certain Relationships and Related Party Transactions”, “Description of Capital Stock”, “Certain Provisions of Maryland Law and of Our Charter and Bylaws” and “Our Operating Partnership Agreement”” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(n) This Agreement has been duly authorized, executed and delivered by the Transaction Entities.

(o) Each of the Transaction Entities is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

(p) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have already been obtained or may be required under (i) the Securities Act, (ii) the Securities and Exchange Act 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), (iii) the listing standards of the New York Stock Exchange (the “NYSE”), (iv) the securities laws of any state or non-U.S. jurisdiction and (v) the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus.

(q) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Transaction Entities pursuant to, (i) the charter, bylaws, certificate of limited partnership, agreement of limited partnership, certificate of formation, limited liability company agreement or other organizational document, as applicable, of the Company or any of its subsidiaries (collectively, the “Governing Documents”), (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Transaction Entities or any of their respective subsidiaries are a party or bound or to which their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Transaction Entities or any of their subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except in the case of clauses (ii) and (iii) for such conflicts, breaches, violations, liens, charges or encumbrances that would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect.

(r) Except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement, other than rights which have been waived in a proper and timely manner, and the holders of outstanding shares of capital stock of the Company are not entitled to statutory preemptive or other similar contractual rights to subscribe for the Securities.

(s) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except for any normal year-end adjustments and except as otherwise noted therein). The selected financial data set forth under the caption “Summary Selected Consolidated Historical and Other Data” in the Preliminary Prospectus, the Prospectus and Registration Statement fairly present in all material respects, on the basis stated in the Preliminary Prospectus, the Prospectus and the Registration Statement, the information included therein.

(t) Except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus, (i) no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Transaction Entities or any of their respective subsidiaries or their property is pending or, to the knowledge of the Transaction Entities, threatened that would reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Disclosure Package and the Prospectus.

(u) (i) Prior to or concurrently with the Closing Date (as defined herein), the Operating Partnership will hold, directly or indirectly through another subsidiary, good and marketable title (fee or, in the case of ground leases and as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, leaseholds) to all real property described in the Registration Statement, the Disclosure Package or the Prospectus as owned or leased by it and the improvements located thereon (individually, a “Property,” and, collectively, the “Properties”), and the Company and its subsidiaries will have good and marketable title to all other assets, if any, owned by them, in each case, free and clear of all mortgages, deeds of trust, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except as (A) are described in the Registration Statement, the Disclosure Package and the Prospectus or (B) would not be expected, individually or in the aggregate, to materially and adversely affect the value of such Property or assets and would not be expected to materially interfere with the use made and proposed to be made of such Property or assets by the Company or any subsidiary; (ii) neither the Company nor any subsidiary owns any real property other than the Properties that are described in the Registration Statement; (iii) except as would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect, (X) each ground lease relating to a Property under which the Company or a subsidiary is a tenant is in full force and effect; (Y) neither the Company nor any subsidiary has any knowledge of any event which, with or without the passage of time or the giving of notice, or both, would constitute a default under any such ground lease; and (Z) neither the Company nor any subsidiary has any knowledge of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under a ground lease or affecting or questioning the rights of the Transaction Entities to the continued possession of the leased premises under such ground lease; (iv) all liens, charges, encumbrances, claims or restrictions on any of the Properties or other assets of the Company or any subsidiary that are required to be disclosed in the Registration Statement, the Disclosure Package and the Prospectus are disclosed therein; and (v) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no third party has any option or right of first refusal to purchase any Property or any portion thereof or interest therein which, if exercised, would reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect.

(v) Neither the Transaction Entities nor any of their respective subsidiaries are in violation or default of (i) any provision of their applicable Governing Documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any applicable statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Transaction Entities or such subsidiary or any of their properties, as applicable, except in the case of clauses (ii) and (iii) for such violations or defaults that would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect.

(w) BDO USA, P.C., which has certified certain financial statements of the Company and its consolidated subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(x) Except as disclosed in the Disclosure Package and the Prospectus, the Transaction Entities have each filed all tax returns that are required to be filed by such Transaction Entities or have requested extensions thereof except for any such failure to file as would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect. Except as disclosed in the Disclosure Package and the Prospectus, the Transaction Entities have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect.

(y) Commencing with its taxable year ended December 31, 2014, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and its form of organization and proposed method of operation, as described in the Registration Statement, the Disclosure Package and the Prospectus, will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. Each of the Company’s corporate subsidiaries that has elected, together with the Company, to be a taxable REIT subsidiary of the Company is in compliance with all requirements applicable to a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code and all applicable regulations under the Code. Each of the Company’s subsidiaries that is not a “taxable REIT subsidiary” of the Company is a disregarded entity, a partnership or a REIT for U.S. federal income tax purposes. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (to the extent they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the Disclosure Package and the Prospectus are accurate in all material respects.

(z) The Transaction Entities and each of their respective subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, including coverage of the Transaction Entities’ and each of their respective subsidiaries’ Properties, except for any such failure to be so insured as would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect; all policies of insurance and fidelity or surety bonds insuring the Transaction Entities or any of their respective subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Transaction Entities and their respective subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Transaction Entities or any of their respective subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Transaction Entities nor any of their respective subsidiaries has been refused any material insurance coverage sought or applied for; and neither the Transaction Entities nor any of their respective subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(aa) Except as described in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus, (i) the Company is not prohibited, directly or indirectly, from making any distributions to its stockholders, (ii) the Operating Partnership is not prohibited, directly or indirectly, from paying any distributions to the Company to the extent permitted by applicable law, from making any other distribution on the Operating Partnership’s partnership interests, or from repaying the Company for any loans or advances made by the Company to the Operating Partnership and (iii) except as prohibited by any mortgage, loan or other similar documents, no other subsidiary of either of the Transaction Entities is currently prohibited from paying any dividends or distributions directly or indirectly to the Transaction Entities, from making any other distribution on such subsidiary’s capital stock or other equity interests, from repaying, directly or indirectly, to the Transaction Entities any loans or advances to such subsidiary from the Transaction Entities or from transferring any of such subsidiary’s property or assets directly or indirectly to the Transaction Entities or any other subsidiary of the Transaction Entities.

(bb) The Transaction Entities and each of their respective subsidiaries possess all material licenses, certificates, permits and other authorizations from, and have made all declarations and filings with, all governmental authorities required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now or proposed to be conducted as set forth in the Disclosure Package and the Prospectus. Except as set forth in or contemplated in the Disclosure Package and the Prospectus, neither the Transaction Entities nor their respective subsidiaries have received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect.

(cc) The Company and each of its consolidated subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in XBRL included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus complies in all material respects with the SEC’s published rules, regulations and guidelines applicable thereto. The Company and its consolidated subsidiaries’ internal controls over financial reporting are effective as of the end of their last fiscal quarter, and (A) the Company and its consolidated subsidiaries are not aware of any material weakness in their internal controls over financial reporting (whether or not remediated) and (B) there has been no change in the Company’s or its consolidated subsidiaries’ internal control over financial reporting during the most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s or its consolidated subsidiaries’ internal control over financial reporting.

(dd) The Company and its consolidated subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act), and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(ee) Neither of the Transaction Entities nor any of their respective subsidiaries has taken, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ff) Except as set forth in or contemplated in the Disclosure Package and the Prospectus, the Transaction Entities and each of their respective subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received written notice of any actual or potential liability under any Environmental Law, except, in the case of clauses (i), (ii) and (iii), where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the Disclosure Package and the Prospectus, neither the Transaction Entities nor any of their respective subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(gg) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(hh) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or, to the knowledge of the Transaction Entities, an investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by the Company or any of its subsidiaries that would have a Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that would have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment that would have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

(ii) There is and has been no failure on the part of the Transaction Entities or any of their respective directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection thereunder (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(jj) Neither the Transaction Entities nor any of their respective subsidiaries nor any director, officer or employee of the Transaction Entities or any of their subsidiaries nor, to the knowledge of the Transaction Entities, any agent, affiliate or other person associated with or acting on behalf of the Transaction Entities or any of their respective subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Transaction Entities and their respective subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law.

(kk) The operations of the Transaction Entities and their respective subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Transaction Entities or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Transaction Entities, threatened.

(ll) None of the Transaction Entities nor any of their respective subsidiaries, directors, officers, or employees, nor, to the knowledge of the Transaction Entities, any agent, affiliate or other person associated with or acting on behalf of the Transaction Entities or any of their respective subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor are the Transaction Entities or any of their respective subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past ten years, the Transaction Entities and their respective subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(mm) Neither the Transaction Entities nor any of their respective subsidiaries has knowingly engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three (3) years, nor do the Transaction Entities or any of their respective subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

(nn) The Transaction Entities and their respective subsidiaries, directly or indirectly, own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Transaction Entities’ business as now conducted or as proposed in the Disclosure Package and Prospectus to be conducted, except where the failure to own or license such Intellectual Property would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect. Except as set forth in the Disclosure Package and the Prospectus, (a) there are no rights of ownership of third parties to any such Intellectual Property that is owned by the Transaction Entities or their respective subsidiaries; (b) to the knowledge of the Transaction Entities, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Transaction Entities’ knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property; (d) there is no pending or, to the Transaction Entities’ knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (e) there is no pending or, to the Transaction Entities’ knowledge, threatened action, suit, proceeding or claim by others that the Transaction Entities infringe or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect; (f) to the knowledge of the Transaction Entities, there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Disclosure Package and the Prospectus as being owned by or licensed to the Transaction Entities or that interferes with the issued or pending claims of any such Intellectual Property; and (g) to the knowledge of the Transaction Entities, there is no prior art that may render any U.S. patent held by the Transaction Entities invalid or any U.S. patent application held by the Transaction Entities un-patentable which has not been disclosed to the U.S. Patent and Trademark Office.

(oo) The Transaction Entities’ and their respective subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as intended in connection with the operation of the business of the Transaction Entities and their respective subsidiaries as currently conducted and, to the knowledge of the Transaction Entities and their respective subsidiaries, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; the Transaction Entities and their respective subsidiaries have implemented and maintained reasonable controls, policies, procedures, and safeguards designed to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their respective businesses, and to the knowledge of the Transaction Entities, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor are there any incidents under internal review by the Transaction Entities or, to the knowledge of the Transaction Entities, investigations relating to the same; the Transaction Entities and their respective subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Transaction Entities, internal policies of the Transaction Entities and contractual obligations of the Transaction Entities relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(pp) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, (i) the Transaction Entities do not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) the Company does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(qq) The statistical, industry-related and marked-related data included in each of the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Transaction Entities reasonably and in good faith believe are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.

(rr) No relationship, direct or indirect, exists between or among either of the Transaction Entities on the one hand, and the directors, officers, stockholders or other equity holders, customers or suppliers of the Transaction Entities on the other hand, which is required to be described in the Registration Statement, the Disclosure Package or the Prospectus which is not so described.

(ss) No labor dispute with the employees of either of the Transaction Entities exists or, to the knowledge of the Transaction Entities or any of their respective subsidiaries, is imminent, and the Transaction Entities are not aware of any existing or imminent labor disturbance by the employees of any of its material tenants, which, in either case, would have a Material Adverse Effect.

(tt) The Securities have been approved for listing on the NYSE, subject to official notice of issuance.

(uu) With respect to any equity awards, including, but not limited to, restricted stock units, restricted stock, and long-term incentive plan units (in each case, whether time-based or performance-based) (collectively, the “Stock Awards”) granted pursuant to any compensation program or plan of the Transaction Entities and their respective subsidiaries (the “Company Stock Plans”), (i) each Stock Award intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Award was duly authorized no later than the date on which the grant of such Stock Award was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by the Transaction Entities applicable thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the SEC in accordance with the Exchange Act and all other applicable laws. The Transaction Entities have not knowingly granted, and there is no and has been no policy or practice of the Transaction Entities of granting, Stock Awards prior to, or otherwise coordinating the grant of Stock Awards with, the release or other public announcement of material information regarding the Transaction Entities or their respective subsidiaries or their results of operations or prospects.

(vv) The Company represents and warrants that (i) the Registration Statement, the Disclosure Package and the Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and any Free Writing Prospectus comply in all material respects, and any further amendments or supplements thereto will comply in all material respects, with any applicable laws or regulations of foreign jurisdictions in which the Pricing Disclosure Package, the Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and any Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States. The Company has not offered, or caused the underwriters to offer, Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

Any certificate signed by any officer of the Transaction Entities and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Transaction Entities, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[●] per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to [●] Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares, as set forth opposite such Underwriter’s name in Schedule I hereto.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on [●], 2025, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). As used herein, “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City. Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public initially at $[●] a share (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $[●] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[●] a share, to any Underwriter or to certain other dealers.

5. Agreements. Each of the Transaction Entities, jointly and severally, agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the SEC pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the SEC pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the SEC, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the SEC or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any notice from the SEC objecting to its use or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act by the SEC and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Disclosure Package to comply with the Securities Act or the rules thereunder, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission or effect such compliance; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (“Rule 172”)), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the SEC, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its consolidated subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act (which may be satisfied with the SEC’s Electronic Data Gathering, Analysis and Retrieval System).

(e) The Company will furnish to the Representatives and counsel for the Underwriters upon request, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Company will use its reasonable best efforts to arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate and will use its reasonable best efforts to maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g) The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, lend or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of six months after the date of this Agreement (the “Restricted Period”), provided, however, that the foregoing restrictions shall not apply to (1) the Securities to be sold hereunder, including Securities offered pursuant to the Directed Share Program, (2) the issuance by the Company of shares of Common Stock upon the exercise of an outstanding equity award or exchange of a security (including OP Units, LTIP Units and Class A-1 Units) outstanding on the date hereof, or issued as described in each of the Disclosure Package and Prospectus, in each case as described in each of the Disclosure Package and Prospectus, (3) the issuance of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock (including OP Units, LTIP Units and Class A-1 Units) in connection with equity awards granted pursuant to the Company Stock Plans that are disclosed in the Disclosure Package and the Prospectus, (4) facilitating the establishment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (A) such plan does not provide for the transfer of Common Stock during the Restricted Period and (B) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period, (5) any shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock (including OP Units, LTIP Units and Class A-1 Units), in the aggregate not to exceed 10% of the total number of shares of Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement (assuming full conversion, exchange or exercise of all outstanding securities convertible into or exercisable or exchangeable for shares of Common Stock (including OP Units and restricted stock units)), issued in connection with property acquisitions, mergers or acquisitions, joint ventures, commercial relationships or other strategic transactions, provided, however, that the recipient of such shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock shall be required to execute a Lock-up Agreement in form and substance reasonably satisfactory to the Representatives for the duration of the Restricted Period, (6) the filing of a registration statement or amendment thereto relating to the Company Stock Plans, any employee benefit plan, or other employee compensation plan of the Company and/or the Operating Partnership referred to in the Disclosure Package and Prospectus or (7) the cash-out redemption of odd lot or fractional shares of Common Stock. The Company further covenants with each Underwriter that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not approve the conversion of any outstanding shares of Class A Common Stock or Class T Common Stock into shares of Common Stock during the Restricted Period.

(h) If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 6(m) hereof for an officer or director of the Company identified on Schedule IV and provide the Company with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release in form and substance reasonably satisfactory to the Representatives through a major news service at least two Business Days before the effective date of the release or waiver.

(i) The Transaction Entities will not take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j) The Transaction Entities agree to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the SEC of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the NYSE; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification) in an amount not to exceed $5,000 in the aggregate; (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings) in an amount not to exceed $30,000 in the aggregate; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities provided, however, that the cost of any aircraft chartered in connection with such presentations shall be divided equally between the Transactions Entities and the Underwriters; (ix) the fees and expenses of the Transaction Entities’ accountants and the fees and expenses of counsel (including local and special counsel) for the Transaction Entities; (x) all of the fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program; and (xi) all other costs and expenses incurred by the Transaction Entities that are incident to the performance by the Transaction Entities of their obligations hereunder. Except as explicitly provided in this Section 5(j), Section 7 and Section 8, the Underwriters shall be liable and shall pay for all of their own costs, expenses and fees incurred in connection with this Agreement and the transactions contemplated herein (including certain bona fide and accountable legal fees and expenses of counsel to the Underwriters advanced by the Transaction Entities on their behalf, which will be reimbursed by the Underwriters on the Closing Date in an amount up to $  .)

(k) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the SEC or retained by the Company under Rule 433 under the Securities Act (“Rule 433”). Each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, no Underwriter has made nor will make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the SEC or retained by the Company under Rule 433. Notwithstanding the two foregoing sentences, the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rule 164 under the Securities Act (“Rule 164”) and Rule 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

(l) If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

(m) The Company will use its best efforts to qualify for taxation as a REIT under the Code for its taxable year ending December 31, 2025, and the Company will use its best efforts to continue to qualify as a REIT under the Code until its board of directors determines it is no longer in the Company’s best interest to so qualify.

(n) The Company will comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Transaction Entities contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof (including for the Option Securities), to the accuracy of the statements of the Transaction Entities made in any certificates pursuant to the provisions hereof, to the performance by the Transaction Entities of their obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the SEC within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued by the SEC and no proceedings for that purpose or pursuant to Section 8A of the Securities Act shall have been instituted or threatened by the SEC.

(b) The Transaction Entities shall have requested and caused Nelson Mullins Riley & Scarborough LLP, counsel for the Transaction Entities, to have furnished to the Representatives their corporate opinion, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(c) The Transaction Entities shall have requested and caused Nelson Mullins Riley & Scarborough LLP, tax counsel for the Transaction Entities, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(d) The Transaction Entities shall have requested and caused Venable LLP, Maryland counsel for the Transaction Entities, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(e) The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Transaction Entities shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the Chief Executive Officer and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued by the SEC and no proceedings for that purpose or pursuant to Section 8A of the Securities Act have been instituted or, to the Company’s knowledge, threatened by the SEC; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus, there has been no material adverse change in the condition (financial or otherwise), results of operations, prospects, earnings, business or Properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(g) The Company shall have requested and caused BDO USA, P.C. to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h) Subsequent to the Execution Time or, if earlier, the date as of which information is given in the Registration Statement, there shall not have been (i) any material change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, prospects, earnings, business or Properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement, the Disclosure Package and the Prospectus.

(i) The Company shall have furnished to the Representatives, at the Execution Time and at the Closing Date, a certificate of the Chief Financial Officer of the Company, satisfactory to the Underwriters, as to the accuracy of certain financial data contained in the Disclosure Package and the Prospectus, respectively, in form and substance reasonably satisfactory to the Representatives.

(j) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(k) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l) The Securities have been approved for listing on the NYSE, subject to official notice of issuance.

(m) At the Execution Time, the Company shall have furnished to the Representatives a “lock-up” agreement in form and substance reasonably satisfactory to the Representatives from each officer and director of the Company identified on Schedule IV addressed to the Representatives.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Latham & Watkins LLP, counsel for the Underwriters, at 355 South Grand Avenue, Suite 100 Los Angeles, CA 90071-1560, on the Closing Date or any settlement date with respect to the Option Securities.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10(i) hereof or because of any refusal, inability or failure on the part of the Transaction Entities to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through J.P. Morgan Securities LLC on demand for all accountable and documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been actually incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.

(a) The Transaction Entities, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Prospectus, or the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Transaction Entities will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Transaction Entities by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Transaction Entities may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Transaction Entities, each of their respective directors, each of their respective officers who signs the Registration Statement, and each person who controls the Transaction Entities within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Transaction Entities to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Transaction Entities by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Transaction Entities acknowledge that the following statements set forth under the heading “Underwriting” in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or Written Testing-the-Waters Communication: (i) the sentences related to concessions and reallowances and (ii) the paragraph related to stabilization, syndicate covering transactions and penalty bids.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. Except as expressly provided in this Section 8, the indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld). Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Transaction Entities and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”) to which the Transaction Entities and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and by the Underwriters on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Transaction Entities and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Transaction Entities on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Transaction Entities shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discount, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Transaction Entities on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Transaction Entities and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discount received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Transaction Entities within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Transaction Entities, subject in each case to the applicable terms and conditions of this paragraph (d). The Underwriters’ obligations to contribute pursuant to this paragraph (d) are several in proportion to their respective purchase obligations hereunder and not joint.

(e) The Transaction Entities, jointly and severally, agree to indemnify and hold harmless the Directed Share Underwriter, its affiliates, directors and officers and each person, if any, who controls the Directed Share Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Directed Share Underwriter Entity”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal fees and other expenses incurred in connection with defending or investigating any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Directed Share Underwriter Entities.

(f) In case any proceeding (including any governmental investigation) shall be instituted involving any Directed Share Underwriter Entity in respect of which indemnity may be sought pursuant to paragraph (e) above, the Directed Share Underwriter Entity seeking indemnity shall promptly notify the Transaction Entities in writing and the Transaction Entities, upon request of the Directed Share Underwriter Entity, shall retain counsel reasonably satisfactory to the Directed Share Underwriter Entity to represent the Directed Share Underwriter Entity and any others the Transaction Entities may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Directed Share Underwriter Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Directed Share Underwriter Entity unless (i) the Transaction Entities and such Directed Share Underwriter Entity shall have mutually agreed to the retention of such counsel, (ii) the Transaction Entities have failed within a reasonable time to retain counsel reasonably satisfactory to such Directed Share Underwriter Entity, (iii) the Directed Share Underwriter Entity shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Transaction Entities or (iv) the named parties to any such proceeding (including any impleaded parties) include both the Transaction Entities and the Directed Share Underwriter Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Transaction Entities shall not, in respect of the legal expenses of the Directed Share Underwriter Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Directed Share Underwriter Entities. The Tranasction Entities shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the Transaction Entities agree to indemnify the Directed Share Underwriter Entities from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time any Directed Share Underwriter Entity shall have requested the Transaction Entities to reimburse such Directed Share Underwriter Entity for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph,the Transaction Entities agree that they shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by theTransaction Entities of the aforesaid request and (ii) the Transaction Entities shall not have reimbursed such Directed Share Underwriter Entity in accordance with such request prior to the date of such settlement. The Transaction Entities shall not, without the prior written consent of the Directed Share Underwriter, effect any settlement of any pending or threatened proceeding in respect of which any Directed Share Underwriter Entity is or could have been a party and indemnity could have been sought hereunder by such Directed Share Underwriter Entity, unless (x) such settlement includes an unconditional release of the Directed Share Underwriter Entities from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of the Directed Share Underwriter Entity.

(g) To the extent the indemnification provided for in paragraph (e) above is unavailable to a Directed Share Underwriter Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Transaction Entities in lieu of indemnifying the Directed Share Underwriter Entity thereunder, shall contribute to the amount paid or payable by the Directed Share Underwriter Entity as a result of such losses, claims, damages or liabilities (1) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and the Directed Share Underwriter Entities on the other hand from the offering of the Directed Shares or (2) if the allocation provided by clause 8(g)(1) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(g)(1) above but also the relative fault of the Transaction Entities on the one hand and of the Directed Share Underwriter Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Transaction Entities on the one hand and the Directed Share Underwriter Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Directed Share Underwriter Entities for the Directed Shares, bear to the aggregate public offering price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact, the relative fault of the Transaction Entities on the one hand and the Directed Share Underwriter Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Transaction Entities or by the Directed Share Underwriter Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(h) The Transaction Entities and the Directed Share Underwriter Entities agree that it would be not just or equitable if contribution pursuant to paragraph (g) above were determined by pro rata allocation (even if the Directed Share Underwriter Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (g) above. The amount paid or payable by the Directed Share Underwriter Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Directed Share Underwriter Entities in connection with investigating or defending such any action or claim. Notwithstanding the provisions of paragraph (g) above, no Directed Share Underwriter Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Directed Share Underwriter Entity has otherwise been required to pay. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in paragraphs (e) through (g) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(i) The indemnity and contribution provisions contained in paragraphs (e) through (h) shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Directed Share Underwriter Entity or the Transaction Entities, its officers or directors or any person controlling the Transaction Entities and (iii) acceptance of and payment for any of the Directed Shares.

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Transaction Entities. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Transaction Entities and any non-defaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the SEC or NYSE, (ii) trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iv) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus.

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Transaction Entities or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Transaction Entities or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention Equity Syndicate Desk; Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department, facsimile number (212) 214-5918); KeyBanc Capital Markets Inc. at 127 Public Square, 7th Floor, Cleveland, Ohio 44114, Attention: Jaryd Banach, Michael Jones, John Salisbury, Nathan Flowers, emails: Jaryd.Banach@key.com; michael.c.jones@key.com; john.salisbury@key.com; nathan.flowers@key.com; phone number 1 (800) 859-1783; BMO Capital Markets Corp. at 151 W. 42nd Street, New York, New York 10036, Attention: Equity Syndicate Department, with a copy to the Legal Department at the same address, facsimile number (212) 702-1205; Truist Securities, Inc. at 3333 Peachtree Road NE, Atlanta, Georgia 30326, Attention: Equity Capital Origination or, if sent to SmartStop Self Storage REIT, Inc., will be mailed, delivered or telefaxed to 10 Terrace Road, Ladera Ranch, California 92694, Attention: Messrs. H. Michael Schwartz, James R. Barry and Nicholas M. Look, facsimile number (949) 429-6606.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. Jurisdiction. The Transaction Entities agree that any suit, action or proceeding against the Transaction Entities brought by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding. The Transaction Entities hereby appoint Mr. Nicholas M. Look as their authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any State or U.S. federal court in The City of New York and County of New York, by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Transaction Entities hereby represent and warrant that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Transaction Entities agree to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Transaction Entities. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in Maryland.

15. Recognition of the U.S. Special Resolution Regimes.

(a)  In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)  In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 15, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16. No Fiduciary Duty. The Transaction Entities hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Transaction Entities, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Transaction Entities and (c) the Transaction Entities’ engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Transaction Entities agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Transaction Entities on related or other matters). The Transaction Entities agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Transaction Entities, in connection with such transaction or the process leading thereto.

17. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Transaction Entities and the Underwriters, or any of them, with respect to the subject matter hereof.

18. Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

19. Waiver of Jury Trial. The Transaction Entities and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

22. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Transaction Entities and the several Underwriters.

Very truly yours, SmartStop Self Storage REIT, Inc.

By:
Name:
Title:

SmartStop OP, L.P.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

KeyBanc Capital Markets Inc.

BMO Capital Markets Corp.

Truist Securities, Inc.

By: J.P. Morgan Securities LLC

By:
Name:
Title:

By: Wells Fargo Securities, LLC

By:
Name:
Title:

By: KeyBanc Capital Markets Inc.

By:
Name:
Title:

By: BMO Capital Markets Corp.

By:
Name:
Title:

By: Truist Securities, Inc.

By:
Name:
Title:

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased	Number of Option Securities to be Purchased
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC
KeyBanc Capital Markets Inc.
BMO Capital Markets Corp.
Truist Securities, Inc.
Robert W. Baird & Co. Incorporated
Stifel, Nicolaus & Company, Incorporated
National Bank of Canada Financial Inc.
Raymond James & Associates, Inc.
Scotia Capital (USA) Inc.
BTIG, LLC
M&T Securities, Inc.
Fifth Third Securities, Inc.

Total

I-1

SCHEDULE II

A. Schedule of Free Writing Prospectuses included in the Disclosure Package

[●]

B. Pricing Information Annex

Public offering price per share: $[●]

Number of Underwritten Securities to be sold by the Company: [●]

Number of Option Securities to be sold by the Company: [●]

Underwriting Discounts and Commissions: $[●] per Security.

II-1

SCHEDULE III

Schedule of Written Testing-the-Waters Communication

[●]

SCHEDULE IV

Officers and Directors

1.	H. Michael Schwartz
2.	Wayne Johnson
3.	Joe Robinson
4.	James R. Barry
5.	Michael O. Terjung
6.	Nicholas M. Look
7.	Paula Mathews
8.	Timothy S. Morris
9.	David J. Mueller
10.	Harold “Skip” Perry

EXHIBIT A

Form of Waiver of Lock-Up

[insert letterhead of J.P. Morgan Securities LLC]

SmartStop Self Storage REIT, Inc.

Public Offering of Common Stock

[insert date], 20

[name and address of officer or director requesting waiver]

Dear Mr./Ms. [insert name]:

This letter is being delivered to you in connection with the offering by SmartStop Self Storage REIT, Inc. (the “Company”) of [●] shares of common stock, $[●] par value (the “Common Stock”), of the Company and the lock-up letter dated [insert date], 2024 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [insert date], 20 , with respect to [●] shares of Common Stock (the “Shares”).

J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, KeyBanc Capital Markets Inc. BMO Capital Markets Corp. and Truist Securities, Inc. hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [insert date], 20 ; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

[Signature Page Follows]

Yours very truly,

J.P. Morgan Securities LLC		Wells Fargo Securities, LLC

By:	Name: Title:	By:	Name: Title:

KeyBanc Capital Markets Inc.		BMO Capital Markets Corp.

By:	Name: Title:	By:	Name: Title:

Truist Securities, Inc.

By:	Name: Title:

cc: SmartStop Self Storage REIT, Inc.

2

EXHIBIT B

Form of Waiver of Press Release

SmartStop Self Storage REIT, Inc.

[insert date]

SmartStop Self Storage REIT, Inc. (the “Company”) announced today that J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, KeyBanc Capital Markets Inc. BMO Capital Markets Corp. and Truist Securities, Inc., the lead book-running managers in the Company’s recent public sale of [●] shares of common stock, are [waiving] [releasing] a lock-up restriction with respect to [●] shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [insert date], 20 , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.